Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On September 14th, 2018, Eroll Grow Tech Ltd., an Israeli company (“Acquisition Sub”) and GRCR Partners Inc., a Delaware corporation ("GRCR Partners Inc."), completed a merger of Acquisition Sub with and into GRCR Partners Inc., with Eroll Grow Tech Ltd. surviving the merger as a wholly-owned subsidiary of GRCR Partners Inc. (the “Transaction”). The Transaction was effectuated pursuant to an Agreement, dated September 14th, 2018, by and among GRCR Partners Inc., and Eroll Grow Tech Ltd. (the “Agreement”).

Immediately following the transaction, Eroll Grow Tech Ltd. shareholders held approximately 87.4% of the outstanding common stock of GRCR Partners Inc. in exchange of 1,137 ordinary shares of Eroll Grow Tech Ltd on a fully diluted basis while pre-merger GRCR Partners Inc. stockholders are expected to own the remaining approximate 12.6%. The pre-merger Eroll Grow Tech Ltd. stockholders will continue to own and hold their existing shares of Eroll Grow Tech Ltd. common stock.

Pursuant to the terms and conditions of the Agreement, at the time of the Transaction, GRCR Partners Inc. issued 12,073,500 nonassessable shares of their common stock. Each of the holders of the pre acquisition issued and outstanding ordinary shares of Eroll Grow Tech Ltd. received their pro-rata allotment of these shares according to their then current sharholding in GRCR Partners Inc. (the “Exchange Ratio”). At the closing of this transaction, there were 15,000,000 common shares of GRCR Partners Inc. subdivided amongst the then current shareholders of Eroll Grow Tech Ltd. on a pro-rata basis. The Eroll Grow Tech Ltd. shareholders hold approximately 97.6% of the public company GRCR Partners Inc. on a fully diluted basis.

Per the 8K filed with the SEC on September 14th, 2018, the previous Officers and Directors of GRCR Partners Inc. resigned, and Zohar Levy, Director of Eroll Grow Tech Ltd., became the Director and CEO; and Uri Birenberg, CFO of Eroll Grow Tech Ltd., became the CFO of GRCR Partners, thus giving full control of the public company to the Acquisition Sub officers.

The following unaudited pro forma consolidated financial statements give effect to the Transaction. The Transaction is structured as a reverse merger and Eroll Grow Tech Ltd.was determined to be the accounting acquirer based upon the terms of the Transaction and other factors including: (i) Eroll Grow Tech Ltd. security holders will own approximately 97.6% of GRCR Partners Inc. immediately following the transaction, (ii) all of the officers of post-Transaction GRCR Partners Inc. is comprised by officers of Eroll Grow Tech Ltd., and, (iii) Eroll Grow Tech Ltd. management will hold all key positions in the management of post-Transaction GRCR Partners Inc. The transaction will be accounted for as an assets acquisition under U.S. GAAP whereby GRCR Partners Inc.’s identified assets (tangible and intangible) acquired and liabilities assumed are recorded at their carrying amount at the closing of the Transaction. Any excess of purchase price (allocated shares of common stock that were issued to former stockholders of GRCR Partners Inc.) over carrying amount of identified assets acquired and liabilities assumed will be recognized as reduction of equity. A final determination of these estimated fair values will be based on the actual net assets acquired of GRCR Partners Inc. that exist as of the date of completion of the transaction.

Pro Forma Information

The unaudited pro forma consolidated balance sheet as of June 30, 2018 and the unaudited pro forma consolidated statements of operations for the year ended Septemer 30, 2017 and the nine months period ended June 30, 2018 are based on (i) the historical consolidated results of operations of Eroll Grow Tech Ltd., and (ii) and the historical consolidated results of operations of GRCR Partners Inc. for the same periods.

The unaudited pro forma consolidated balance sheet as of June 30, 2018 assumes that the Transaction took place on June 30, 2018 and combines the historical balance sheets of GRCR Partners Inc. and Eroll Grow Tech Ltd.as of June 30, 2018. The unaudited pro forma consolidated statements of operations for for the year ended September 30, 2017 and the nine months period ended June 30, 2018 assumes that the Transaction occurred on the first day of  the period presented, and combines the historical results of GRCR Partners Inc. and Eroll Grow Tech Ltd.for the same periods.

The unaudited pro forma consolidated financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma consolidated financial statements and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final Transaction may occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the consolidated GRCR Partners Inc.’s future results of operations and financial position. The actual amounts recorded as of the completion of the Transaction may differ materially from the information presented in these unaudited pro forma consolidated financial statements as a result of the timing of the closing of the Transaction; and other changes in the Eroll Grow Tech Ltd. or GRCR Partners Inc. assets and liabilities that occur prior to the completion of the Transaction.

The unaudited pro forma consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses, payment to GRCR's shareholders for exchange of the shares, convertible loans that were signed as discloused in note 12 and note 10 in the annual audited financial statements as of September 30, 2017 and unaudited quarterly financial statements as of June 30, 2018 respectively, shares that were issued to the company's employee, that may be associated with the Transaction. The unaudited pro forma consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had GRCR Partners Inc. and Eroll Grow Tech Ltd. been a consolidated company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with the audited consolidated financial statements of GRCR Partners Inc. and Eroll Grow Tech Ltd.for the year ended September 30, 2017 and the unaudited interim consolidated financial statements of GRCR Partners Inc. and Eroll Grow Tech Ltd.for the nine months period ended June 30, 2018. All ordinary shares and per share data included in these pro forma consolidated financial statements for all periods presented have been retroactively adjusted to reflect the Exchange Ratio of 1:2249 related to the shareholders of Eroll Grow Tech Ltd.

Unaudited Pro Forma Consolidated Balance Sheet
(In USD)
As of June 30, 2018

	Historical Eroll Grow Tech Ltd.	Historical GRCR Partners Inc.	Pro forma Transaction Adjustments		Note	Pro forma Consolidated
	Unaudited	Unaudited
ASSETS

Current Assets:
Cash and cash equivalents	$52,000	$251	$			$52,251
Restricted bank deposit	59,000	-				59,000
Inventory	29,000	-				29,000
Other accounts receivable	1,187,000	5,000				1,192,000

Total current assets	1,327,000	5,251				1,332,251

Non-current Assets:
Property and equipment, net	799,000	-				799,000

Total non-current assets	799,000	-				799,000

Total assets	$2,126,000	$5,251	$			$2,131,251

LIABILITIES AND STOCKOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Trade payables	$501,000	$24,801	$			$525,801
Other accounts payable	986,000	4,192				990,192
Advances from customers	3,150,000	-				3,150,000
Note payables	-	25,000				25,000
Convertible loan	494,000	-				494,000

Total current liabilities	5,131,000	53,993				5,184,993

Stockholders’ deficiency:
Common stock	255	293		(256)	A	292
Additional paid- in capital	1,534,745	55,083		(103,862)	A	1,485,966
Accumulated deficit	(4,540,000)	(104,118)		104,118	B	(4,540,000)

Total stockholders' deficiency	(3,005,000)	(48,742)		-		(3,053,742)

Total liabilities and stockholders’ equity	$2,126,000	$5,521		$-		$2,131,251

Unaudited Pro Forma Consolidated Statements of Loss
For the 9 months Period Ended June 30, 2018

	Historical Eroll Grow Tech Ltd.	Historical GRCR Partners Inc..	Pro forma Transaction Adjustments	Note	Pro forma Consolidated
	Unaudited	Unaudited
Revenues	$-	$60,912			$60,912

Cost of revenues	-	31,800			31,800

Gross Profit	-	29,112			29,112

Operating expenses:
Research and development expenses	$1,518,000	$-			$1,518,000
General and administrative expenses	839,000	39,917			878,917
Sales and Marketing	496,000	2,141			498,141

Operating loss	2,853,000	12,946			2,865,946

Financial expense, net	21,000	2,244			23,244

Net loss	$2,874,000	$15,190			$2,889,190

Net basic and diluted loss per share	$(1.13)	$(0.01)			$(0.53)

Weighted average number of common stock used in computing basic and diluted net loss per share	2,539,505	2,926,500			5,466,005

Unaudited Pro Forma Consolidated Statements of Loss
For the Twelve Months Period Ended September 30, 2017
(In USD)

	Historical Eroll Grow Tech Ltd.	Historical GRCR Partners Inc.	Pro forma Transaction Adjustments	Note	Pro forma Consolidated
	Audited	Audited
Revenues	$-	$36,250	-		$36,250

Cost of revenues	-	23,800	-		23,800

Gross Profit	-	12,450	-		12,450

Operating expenses:
Research and development expenses	$532,000	$-	$-		$532,000
General and administrative expenses	330,000	44,238	-		374,238
Sales and Marketing	157,000	-	-		157,000

Operating loss	1,019,000	31,788	-		1,050,788

Financial expense, net	83,000	1,627	-		84,627

Net loss	$1,102,000	$33,415	$-		$1,135,415

Net basic and diluted loss per share	$(0.47)	$(0.01)	-		$(0.17)

Weighted average number of common stock used in computing basic and diluted net loss per share	2,337,064	4,249,525	-		6,586,589

Notes to the Unaudited Pro Forma Interim Consolidated Financial Information

1.	Description of the Acquisition and Basis of Presentation

On September 14th, 2018, Eroll Grow Tech Ltd., an Israeli company (“Acquisition Sub”) and GRCR Partners Inc., a Delaware corporation ("GRCR Partners Inc."), completed a merger of Acquisition Sub with and into GRCR Partners Inc., with Eroll Grow Tech Ltd. surviving the merger as a wholly-owned subsidiary of GRCR Partners Inc. (the “Transaction”). The Transaction was effectuated pursuant to an Agreement, dated September 14th, 2018, by and among GRCR Partners Inc., and Eroll Grow Tech Ltd. (the “Agreement”).

Immediately following the transaction, Eroll Grow Tech Ltd. shareholders held approximately 87.4% of the outstanding common stock of GRCR Partners Inc. in exchange of 1,137 ordinary shares of Eroll Grow Tech Ltd on a fully diluted basis while pre-merger GRCR Partners Inc. stockholders are expected to own the remaining approximate 12.6%. The pre-merger Eroll Grow Tech Ltd. stockholders will continue to own and hold their existing shares of Eroll Grow Tech Ltd. common stock.

Pursuant to the terms and conditions of the Agreement, at the time of the Transaction, GRCR Partners Inc. issued 12,073,500 nonassessable shares of their common stock. Each of the holders of the pre acquisition issued and outstanding ordinary shares of Eroll Grow Tech Ltd. received their pro-rata allotment of these shares according to their then current sharholding in GRCR Partners Inc. (the “Exchange Ratio”). At the closing of this transaction, there were 15,000,000 common shares of GRCR Partners Inc. subdivided amongst the then current shareholders of Eroll Grow Tech Ltd. on a pro-rata basis. The Eroll Grow Tech Ltd. shareholders hold approximately 97.6% of the public company GRCR Partners Inc. on a fully diluted basis.

Immediately after the transaction, GRCR Partners Inc.’s Articles of Incorporation were Amended to change its name to “Seedo Corp.”. The Staate of Delaware effectuated said Amendment of Name Change on September 21st, 2018; and on November 5th, 2018, FINRA granted final effectiveness to this name change along with change of the Ticker Symbol to “SEDO”, as noted in the 8K filed with the SEC on November 6th, 2018.

The organizational history of Eroll Grow Tech Ltd.is described in Eroll Grow Tech Ltd’s annual consolidated financial statements as of September 30, 2017.

2.	Basis of Presentation

The unaudited pro forma consolidated financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma consolidated balance sheet as of June 30, 2018, is presented as if the Transaction had been completed on June 30, 2018. The unaudited pro forma consolidated statement of operations for the year ended September 30, 2017, and the nine months period ended June 30, 2018, assume that the merger occured on the first day of the period presented, and combines the historical results of GRCR Partners Inc. and Eroll Grow Tech Ltd.

Based on the terms of the Transaction, Eroll Grow Tech Ltd.is deemed to be the acquiring company for accounting purposes and the Transaction will be accounted for under a reverse recapitialization whereby the net acquired assets of GRCR Partners Inc. will be recorded at their carrying amounts as of the completion of the Transaction. Consequently, the interim consolidated financial statements of Eroll Grow Tech Ltd. as of June 30, 2018 reflect the operations of Eroll Grow Tech Ltd. as the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of GRCR Partners Inc., the legal acquirer, and a recapitalization of the equity of the accounting acquirer. These interim consolidated financial statements include the accounts of GRCR Partners Inc. since the effective date of the reverse recapitalization and the accounts of Eroll Grow Tech Ltd.since inception.

To the extent there are significant changes to the business following completion of the Transaction, the assumptions and estimates set forth in the unaudited pro forma consolidated financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustment as additional information becomes available and as additional analyses are conducted following the completion of the Transaction. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

3.	Pro Forma Adjustments and Assumptions

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma interim consolidated financial information. The unaudited pro forma interim consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical interim consolidated financial information of Eroll Grow Tech Ltd. and GRCR Partners Inc. as of June 30, 2018.

A.	To reflect the reclassification Eroll Grow Tech Ltd’s ordinary shares with NIS 1 par value to GRCR’s common stock with $0.0001 par value, pursuant to the Exchange Ratio of 1:2249.

B.	Adjustments to Accumulated deficit

Elimination of GRCR Partners Inc.’s Accumulated deficit	$104,118
Total	$104,118